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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              October 7, 2004


                           PRESIDENT CASINOS, INC.
              (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   0-20840                      51-0341200
(State of Incorporation)     (Commission File No.)            (IRS Employer
                                                           Identification No.)


802 North First Street, St. Louis, Missouri                      63102
 (Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code:  (314) 622-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

     On October 7, 2004, President Casinos, Inc. (the "Company"), President Riverboat Casino-Missouri, Inc., the Company's subsidiary ("President Missouri"), and Columbia Sussex, Inc. ("Columbia Sussex") entered into a Riverboat Casino Sale and Purchase Agreement (the "Purchase Agreement"). Under the terms of the Purchase Agreement, all of the outstanding capital stock of President Missouri would be sold to Columbia Sussex for approximately $57.0 million, subject to certain closing adjustments. A hearing to approve the auction results and sale to the Columbia Sussex is scheduled before the United States Bankruptcy Court for the Eastern District of Missouri on October 13, 2004. Closing of the transaction is contingent on various contingencies, including United States Bankruptcy Court approval and Columbia Sussex obtaining licensing approval by the Missouri Gaming Commission.

Item 1.02  Termination of a Material Definitive Agreement.

     On October 7, 2004, the Riverboat Casino Sale and Purchase Agreement between the Company and Penn National Gaming, Inc. (the "Penn Purchase Agreement") was terminated following receipt by the Company of an over-bid by Columbia Sussex based at an auction conducted under the terms of Section 363 of the United States Bankruptcy Code. Under the terms of the Penn Purchase Agreement, the capital stock of President Missouri was to be sold to Penn National Gaming, Inc. for approximately $28.0 million, subject to closing adjustments.

     In connection with the termination of the Penn Purchase Agreement, the Company anticipates that it may reimburse Penn National Gaming, Inc. for certain costs and expenses incurred in connection with the Penn Purchase Agreement. The amount of such reimbursement has not yet been determined, and payment of such reimbursement will be subject to approval by the Bankruptcy Court.

Item 8.01  Other Events.

     On October 7, 2004, the Company announced that Columbia Sussex was the winning over-bidder for the Company's St. Louis casino operations at an auction conducted under the terms of Section 363 of the United States Bankruptcy Code. The Company and President Missouri have entered into the Purchase Agreement with Columbia Sussex for the sale of the capital stock of President Missouri for a purchase price of $57.0 million, subject to certain closing adjustments. A hearing to approve the auction results and sale to the winning bidder is scheduled before the United States Bankruptcy Court for the Eastern District of Missouri on October 13, 2004. The sale is also contingent upon licensing approval of Columbia Sussex by the Missouri Gaming Commission and other customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item  9.01  Financial Statements and Exhibits.

            (c)  Exhibits.  See Exhibit Index.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PRESIDENT CASINOS, INC.


Date:     October 13, 2004             By: /s/ Ralph J. Vaclavik
                                       ---------------------------------------
                                            Ralph J. Vaclavik
                                            Senior Vice President and
                                            Chief Financial Officer

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                                EXHIBIT INDEX

  Exhibit
   Number      Description

   99.1        Press Release dated October 7, 2004, issued by
               President Casinos, Inc.